EXHIBIT 11
                DDL ELECTRONICS, INC. AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE
                            (Unaudited)

                                               Six Months Ended
                                                  December 31
                                              1995              1994
PRIMARY EARNINGS PER SHARE:
Income (loss) before extraordinary item   $  736,000        $ (717,000)
Extraordinary item                             -             2,441,000
Net income                                $   736,00        $1,724,000

Weighted average number of
common shares outstanding                 16,341,517        14,738,652

Assumed exercise of stock options
 net of shares assumed reacquired            643,849           934,618

Average common shares and common
 share equivalents                        16,985,366        15,673,270

Primary earnings per share:
Income (loss) before extraordinary item        $0.04            ($0.05)
Extraordinary item                                -                .16
Earnings per share                             $0.04             $0.11

FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item   $  736,000        $(717,000)
Add back net interest related to
convertible subordinated debentures           67,000           67,000

Income (loss) before extraordinary
 item for fully diluted computation          803,000          (650,000)
Extraordinary item                             -             2,441,000
Net income for fully diluted computation   $ 803,000        $1,791,000

Weighted average number of common
shares outstanding                        16,341,517        14,738,652

Assumed exercise of stock options
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                    704,683           991,572

Assumed conversion of convertible
subordinated debentures                      673,135           762,971

Average fully diluted shares              17,719,335        16,493,195

Fully diluted earnings per share: (1)
Income (loss) before extraordinary item        $0.05            ($0.04)
Extraordinary item                                -                .15
Earnings per share                             $0.05             $0.11


Note:  (1) The calculated fully diluted earnings per share are antidilutive.

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                                                             EXHIBIT 11
             DDL ELECTRONICS, INC. AND SUBSIDIARIES
              COMPUTATION OF EARNINGS PER SHARE
                         (Unaudited)

                                                 Three Months Ended
                                                     December 31
                                               1995              1994
PRIMARY EARNINGS PER SHARE:
Income (loss) before extraordinary item   $  (348,000)     $  2,145,000
Extraordinary item                              -             2,441,000
Net income (loss)                         $  (348,000)     $  4,586,000

Weighted average number of
common shares outstanding                  16,485,249        15,002,325

Assumed exercise of stock options net of
shares assumed reacquired                     645,876           964,083

Average common shares and common
share equivalents                          17,131,125        15,966,408

Primary earnings (loss) per share:
Income (loss) before extraordinary item        ($0.02)            $0.13
Extraordinary item                                 -                .15
Earnings (loss) per share                      ($0.02)            $0.28

FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item   $  (348,000)      $ 2,145,000
Add back net interest related to
convertible subordinated debentures            34,000            34,000

Income (loss) before extraordinary item
for fully diluted computation                (314,000)        2,179,000
Extraordinary item                              -             2,441,000
Net income (loss) for fully diluted
computation                               $  (314,000)      $ 4,620,000

Weighted average number of common
shares outstanding                         16,485,249        15,002,325

Assumed exercise of stock options
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                     815,175           986,457

Assumed conversion of convertible
subordinated debentures                       663,992           761,048

Average fully diluted shares               17,964,416        16,749,830

Fully diluted earnings (loss) per share:
Income (loss) before extraordinary item        ($0.02)            $0.13
Extraordinary item                                 -                .15
Earnings (loss) per share                      ($0.02)              .28